EXHIBIT 99.1

Flora Growth Corp. appoints Clifford Starke as Chief Executive Officer and Dany Vaiman as Chief Financial Officer; Regains compliance with NASDAQ minimum bid requirement

FORT LAUDERDALE, FLORIDA – June 27, 2023 – Flora Growth Corp. (NASDAQ: FLGC) (“Flora” or the “Company”), a consumer-packaged goods leader serving all 50 states with 15,000+ points of distribution around the world and a pharmaceutical distributor in 28 countries, announced today that Clifford Starke has been appointed as Chief Executive Officer to lead its global operations and Dany Vaiman has been appointed as Chief Financial Officer.

Mr. Starke, who previously served as President of the Company, takes over for Hussein Rakine, who resigned as CEO but will remain on the Company’s Board of Directors. Mr. Rakine expressed his confidence in the appointment, stating, “Clifford’s appointment marks a pivotal milestone in continuing to position Flora as a prominent lifestyle brand in the United States and a player in international pharmaceutical distribution focused on therapeutics, starting with medical cannabis.”

Mr. Starke commented that he has “the commitment, experience and team at Flora to implement a clear strategy, which I believe will create long-term shareholder value.” Mr. Starke stated he believes that his appointment comes at an opportune moment with the cannabis industry at a critical juncture. Cannabis licensed producers have encountered significant policy issues, oversupply leading to price decreases, and capital constraints leading to over-leveraged balance sheets. In the United States, the Company believes potential for large-scale mergers is limited due to state specific restraints disallowing competition while the opportunity in the international market is robust and Flora, with an already significant footprint, is positioned to emerge as a premier international company.

In the United States, Flora’s lifestyle business has established a presence across all 50 states, providing the Company with a solid foundation. Furthermore, we believe we possess substantial potential for international expansion. Based in Germany, we have successfully developed a strong distribution network delivering products to 28 countries.

Mr. Starke added, “the Board and I are thrilled to partner with Dany as we refocus Flora. He possesses remarkable intellectual acuity and adaptability, exemplifying his proficiency as a finance leader in the space.” Mr. Vaiman said, “I am excited to maintain my collaboration with Clifford and Flora to capitalize on the cannabis sector at this inflection point. We believe the current market conditions present a generational opportunity for investment in the sector.” Mr. Vaiman takes over as Chief Financial Officer for Elshad Garayev who resigned but will remain an advisor with the Company.

Mr. Starke concluded, “Bottomline, we see a rare opportunity in the sector to assemble undervalued, synergistic assets at attractive multiples. We will seek to create long-term shareholder value.”

Executive Biographies

Mr. Starke was previously the Company’s President and a Director beginning in December 2022. Prior to that, Mr. Starke served as the Executive Chairman and Chief Executive Officer of Franchise Global Health Inc. Since May 2018, Mr. Starke has served as the Chairman of Hampstead Private Capital Ltd., a Bermuda based merchant bank investing in small to mid-cap, high growth companies in various sectors and primarily focused on the medical cannabis industry. Mr. Starke has 18 years of investing and public markets experience and, over the last 10 years, has acted as a financier, investor, and operator of cannabis companies. Mr. Starke holds a Bachelor of Arts degree in History from Queen’s University.

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Mr. Vaiman was previously the Company’s Senior VP Finance beginning in December 2022. From February 2022 through the closing of the Company’s arrangement with Franchise Global Health Inc., he served as the Chief Financial Officer of Franchise. Prior to that, Mr. Vaiman served as Corporate Controller of Torex Gold Resources Inc. - a leading intermediate gold producer listed on the TSX. Mr. Vaiman’s prior auditing and accounting experience was with Ernst & Young’s Toronto Audit Group, specializing in publicly listed TSX and SEC clients. Mr. Vaiman is a Chartered Professional Accountant (CPA) and Chartered Accountant (CA) in Ontario, a Certified Public Accountant (CPA) in Illinois, and holds a Bachelor of Business Administration (Honours) from the Schulich School of Business.

New Directors

On June 6, 2023, Flora’s shareholders elected Kevin Taylor and Thomas Solomon as new members to the board of directors.

Mr. Taylor has been appointed as Chairman of Flora’s board of directors. Mr. Taylor is a distinguished executive with over 30 years of experience in various senior leadership positions. Since June 2014, he has served as the President and CEO of Terei International Limited, a company providing merchant banking services in the small to midcap markets. Since April 2022, Mr. Taylor has served as Chairman and CEO of House of Lithium, a Canadian private equity firm. Since March 2022, Mr. Taylor has served as the Chairman of NetraMark Holdings Inc., a Canadian publicly traded AI health technology company trading under the symbol “AIAI.” Previously, Mr. Taylor served as Vice President and General Manager for Nortel Networks Carrier business in the Caribbean and Latin America. Mr. Taylor completed the Harvard Business School TGMP program, a program designed for experienced executives seeking to enhance their leadership skills. Additionally, he holds a Bachelor of Engineering - Science from the University of Western Ontario.

Mr. Solomon brings over 15 years of capital markets experience, with a strong background in natural resources and the cannabis equities. Since February 2018, Mr. Solomon has served as a Portfolio Manager and Head of Public Equities at Pala Investments, a Swiss-based investment firm. He is responsible for an absolute return equity strategy and private equity positions focussing on sectors that empower structural change including extractive resources and sustainable agriculture and their interaction with technology and regulation. Prior to joining Pala, Mr. Solomon worked as an investment professional at Ninety-One (previously Investec Asset Management) in London as part of the highly rated Natural Resources team. He has asset management experience and strong track-record investing in cannabis companies across North American, Europe and Australia, including smaller market capitalisation equities. Mr. Solomon earned a Bachelor of Commerce (Finance & Accounting) degree from The University of Sydney and a Bachelor of Laws from the same institution.

Other senior management changes

In addition to the resignations of Hussein Rakine and Elshad Garayev, Jason Warnock, Chief Commercial Officer, Jessie Casner, Chief Marketing Officer and Tim Leslie, Director, have resigned from the Company. Flora would like to thank them for their contributions and wish them well in their future endeavors.

Nasdaq minimum bid requirement

On June 26, 2023, it has received formal notice from The Nasdaq Stock Market, LLC (“Nasdaq”) stating that the Company has regained compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules (the “Minimum Bid Price Requirement”). Flora is now in compliance with all applicable listing standards and will continue to be listed and traded on the NASDAQ Stock Market.

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As previously announced, the Company was notified by Nasdaq on July 8, 2022, that it was not in compliance with the Minimum Bid Price of $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq provided a 180-calendar day period following the date of the notice to regain compliance. To regain compliance with the minimum bid price requirement, the Company was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive trading days. From June 9, 2023 through June 23, 2023, a period of 10 consecutive trading days, the closing bid price of the Company’s listed securities was greater than $1.00 per share. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and the matter has been closed.

About Flora Growth Corp.

Flora Growth Corp. is a consumer-packaged goods leader serving all 50 states with 15,000+ points of distribution around the world and a pharmaceutical distributor in 28 countries. In the United States, Flora’s lifestyle business has established a robust presence across all 50 states, providing us with a solid foundation. Furthermore, we believe we possess substantial potential for international expansion. Based in Germany, we have successfully developed a strong distribution network delivering lifestyle and wellness products to 28 countries. For more information, kindly visit www.floragrowth.com or follow @floragrowthcorp on social media.

http://floragrowth.com/

https://justcbdstore.com/

https://www.vesselbrand.com/

https://justcbdstore.uk/

https://www.phatebo.de/home-en

Investor Relations:

Investor Relations ir@floragrowth.com

Clifford Starke Clifford.Starke@floragrowth.com

Cautionary Statement Concerning Forward Looking Statements

This press release contains “forward looking statements,” as defined by federal securities laws. Forward-looking statements reflect Flora’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward looking statements are subject to various and risks and uncertainties, including those described under section entitled “Risk Factors” in Flora’s Annual Report on Form 10K filed with the SEC on March 31, 2023, as such factors may be updated from time to time in Flora’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Flora’s filings with the SEC. While forward looking statements reflect Flora’s good faith beliefs, they are not guarantees of future performance. Flora disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based on information currently available to Flora (or to third parties making the forward-looking statements).

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